Exhibit 10.2

STANDSTILL WAIVER AND

COMMITMENT SHARE TRUE-UP

LETTER AGREEMENT

October 30, 2026

Shakawe Capital LLC

144 Hillside Village

Rio Grande, PR 00745

Attention: Dmitriy Shapiro, Managing Partner

Re: Equity Purchase Agreement dated as of September 14, 2026

Reference is made to the Equity Purchase Agreement dated as of September 14, 2026 (the “Equity Purchase Agreement”) between Abits Group Inc, a British Virgin Islands business company (the “Company”), and Shakawe Capital LLC, a Wyoming limited liability company (the “Investor”). Capitalized terms used and not defined in this letter agreement (this “Letter Agreement”) have the meanings given to them in the Equity Purchase Agreement.

The Investor has agreed to waive the Post Effectiveness Standstill solely as it applies to Puts under the Equity Purchase Agreement, and in consideration of that waiver the Company has agreed that the Commitment Shares will be subject to an additional true-up, measured on a later date, in each case on the terms of this Letter Agreement.

1.	Waiver of the Post Effectiveness Standstill. The Investor irrevocably waives the Post Effectiveness Standstill under Section 6.13 of the Equity Purchase Agreement solely with respect to the delivery of Put Notices to the Investor, and the issuance and sale of Put Shares to the Investor, under the Equity Purchase Agreement. Accordingly, the Company may deliver Put Notices, and issue and sell Put Shares to the Investor, at any time after the Registration Statement becomes effective, subject to the other terms and conditions of the Equity Purchase Agreement. The Post Effectiveness Standstill otherwise remains in full force and effect, and this waiver does not permit the Company to issue, or to enter into any agreement to issue, Ordinary Shares or Ordinary Share Equivalents in any other transaction during the Post Effectiveness Standstill. This waiver does not extend to any Regular Put Valuation Period Standstill, Regular Put Minimum Volume Standstill or Intraday Put Valuation Period Standstill, each of which remains in full force and effect, or to Section 6.2 or Section 6.10 of the Equity Purchase Agreement.

2.	Additional True-Up of the Commitment Shares. In addition to the true-up of the Commitment Shares under Section 6.4(b) of the Equity Purchase Agreement upon the effectiveness of the Registration Statement, the Company shall effect an additional true-up of the Commitment Shares as follows:

(a)	Measurement Date. The “True-Up Measurement Date” is the sixtieth (60th) calendar day after the date on which the Registration Statement is declared effective by the SEC, or, if that day is not a Trading Day, the next Trading Day.

(b)	Additional True-Up Reference Price. The “Additional True-Up Reference Price” is the Nasdaq Official Closing Price of the Ordinary Shares on the True-Up Measurement Date.

(c)	Issuance. If the Additional True-Up Reference Price is less than the lower of (i) the Initial Commitment Share Reference Price and (ii) the True-Up Commitment Share Reference Price applied under Section 6.4(b) of the Equity Purchase Agreement, the Company shall, within one (1) Trading Days after the True-Up Measurement Date, issue and deliver to the Investor such number of additional True-Up Commitment Shares as is necessary so that the aggregate number of Commitment Shares issued in respect of the Commitment Fee, including all Commitment Shares and True-Up Commitment Shares previously issued, equals the quotient obtained by dividing US$7,500,000 by the Additional True-Up Reference Price. Otherwise, no additional True-Up Commitment Shares are issuable under this Section 2.

(d)	Effectiveness true-up preserved. The true-up of the Commitment Shares under Section 6.4(b) of the Equity Purchase Agreement continues to apply, and the true-up under this Section 2 is in addition to it.

(e)	Other terms unchanged. The Investor’s right to elect Pre-Funded Warrants in lieu of True-Up Commitment Shares, Sections 6.4(d) and 6.4(e), the Exchange Cap, Section 6.15 and the Beneficial Ownership Limitation continue to apply to the True-Up Commitment Shares issuable under this Section 2.

(f)	Registration. The Company confirms that the Registration Statement covers the resale of up to 32,327,587 Commitment Shares, including True-Up Commitment Shares and Ordinary Shares issuable upon exercise of Pre-Funded Warrants issued in lieu of Commitment Shares. If, for any reason, the Registration Statement as declared effective does not cover the resale of all Commitment Shares issued or issuable in respect of the Commitment Fee, including all True-Up Commitment Shares and all Ordinary Shares issuable upon exercise of Pre-Funded Warrants issued in lieu of Commitment Shares, the Company shall, within sixty-five (65) days after the date on which the Registration Statement is declared effective, file with the SEC an additional registration statement covering the resale of the balance, and shall use its commercially reasonable efforts to have it declared effective as promptly as practicable. The Company also intends to file one or more additional registration statements covering the resale of additional Put Shares, as contemplated by the Equity Purchase Agreement and the Registration Rights Agreement.

3.	Leak-Out. The True-Up Commitment Shares issued under Section 2, and any Ordinary Shares issuable upon exercise of Pre-Funded Warrants issued in lieu of them, are Leak-Out Securities under the Leak-Out Agreement dated October 30, 2026 between the Company and the Investor.

4.	Effect. Except as expressly set out in Sections 1 and 2, the Equity Purchase Agreement and the other Transaction Documents remain unchanged and in full force and effect.

5.	Disclosure. The Company shall disclose the material terms of this Letter Agreement in a Report of Foreign Private Issuer on Form 6-K and in the Registration Statement, and may file this Letter Agreement as an exhibit to either. The Investor consents to that disclosure.

6.	Miscellaneous. Sections 9.1 (Notices), 10.1 (Governing Law), 10.2 (Arbitration), 10.3 (Jury Trial Waiver), 10.9 (Counterparts) and 10.10 (Severability) of the Equity Purchase Agreement apply to this Letter Agreement as if set out in full. This Letter Agreement is a Transaction Document.

Please confirm the Investor’s agreement by signing below and returning a copy to the Company.

Very truly yours,

ABITS GROUP INC

By:	/s/ Stephen Faucetta
Name:	Stephen Faucetta
Title:	Chief Executive Officer

Agreed and accepted as of the date first written above:

SHAKAWE CAPITAL LLC

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Managing Partner